UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), enacted as part of the American Jobs Creation Act of 2004 (“Section 409A”), imposes immediate taxation, a twenty percent (20%) additional tax and interest assessments on “deferred compensation,” as defined, that does not comply with the requirements of Section 409A. Applicable regulations gave companies until December 31, 2008 to amend their existing agreements to become compliant with Section 409A.

The Hain Celestial Group, Inc. (the “Company”) entered into:

•

certain amendments (the “Employment Agreement Amendment”) to the existing employment agreement (the “Employment Agreement”), between the Company and Irwin D. Simon, Chief Executive Officer of the Company;

•

certain amendments (the “Amended and Restated Change in Control Agreements”) to the existing change in control agreements between the Company and Ira J. Lamel, Chief Financial Officer of the Company, and John Carroll, Executive Vice President of the Company (the “Existing Change in Control Agreements”);

•

a change in control agreement between the Company and Michael J. Speiller, Chief Accounting Officer of the Company (the “Speiller Change in Control Agreement” and, together with the Amended and Restated Change in Control Agreements, the “Change in Control Agreements”) to supersede the change in control provisions in his offer letter; and

•	certain amendments to the existing offer letters between the Company and Messrs. Lamel, Carroll and Speiller (the “Offer Letter Amendments”).

The Employment Agreement Amendment, Change in Control Agreements and Offer Letter Amendments each were entered into effective as of December 31, 2008. These actions were taken to bring the Employment Agreement, Existing Change in Control Agreements, and other employment arrangements with these officers into compliance with Section 409A.

Pursuant to the Employment Agreement Amendment, the Employment Agreement was principally amended to:

•	specify the timing of certain payments under the Employment Agreement,

•	revise the definition of “Change of Control of the Company” as a result of Section 409A, and

•	add a section which provides for compliance with certain requirements under Section 409A including, if applicable, providing for a six-month delay of certain payments, with interest.

In accordance with the terms of the Employment Agreement Amendment, in December 2008 Mr. Simon was paid $114,608.88 for certain unused vacation days.

The Existing Change in Control Agreements were principally amended to:

•	specify the timing of certain payments under the Existing Change in Control Agreements and

•	add a section which provides for compliance with certain requirements under Section 409A including, if applicable, providing for a six-month delay of certain payments, with interest.

The Speiller Change in Control Agreement is substantially the same as the Amended and Restated Change in Control Agreements, except that the Speiller Change in Control Agreement provides for a payment of one times his annual base salary and annual bonus and up to one year of benefits continuation, while the agreements with Messrs. Lamel and Carroll continue to provide for payment of three times such officer’s annual base salary and annual bonus and up to three years’ benefits continuation.

The Offer Letter Amendments principally specify the timing of certain payments under the officers’ existing offer letters to comply with certain requirements under Section 409A including, if applicable, providing for a six-month delay of certain payments, with interest. The terms of the existing offer letters with Messrs. Lamel, Carroll and Speiller generally are no longer applicable, other than the right of each of such officers to receive one year of severance in the event of a termination without cause.

The above summary of the Employment Agreement and the amendment thereto and the Change in Control Agreements does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement (as previously publicly filed and described by the Company) and the amendment to the Employment Agreement, the form of the Change in Control Agreements, and the form of the Offer Letter Amendments, a copy of which is included as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amendment to Employment Agreement between the Company and Irwin D. Simon, dated as of December 31, 2008.

10.2	Form of the Change in Control Agreements between the Company and each of Ira J. Lamel, John Carroll and Michael J. Speiller.

10.3	Form of the Offer Letter Amendments between the Company and each of Ira J. Lamel, John Carroll and Michael J. Speiller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ Ira J. Lamel
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer